Exhibit 99.1

Limestone Bancorp Reports Net Income of $3.6 million, or $0.47 per Diluted Share, for the 1st Quarter of 2022

LOUISVILLE, Ky.--(BUSINESS WIRE)--April 20, 2022--Limestone Bancorp, Inc. (NASDAQ: LMST) (the “Company”), parent company of Limestone Bank, Inc. (the “Bank”), today reported unaudited results for the first quarter of 2022. Net income available to common shareholders for the first quarter of 2022 was $3.6 million, or $0.47 per basic and diluted common share, compared with $3.2 million, or $0.43 per basic and diluted common share, for the first quarter of 2021.

John T. Taylor, Chief Executive Officer, stated, “We continue to be pleased with the Company’s strong financial performance. We were able to build on our loan growth momentum from last year and achieve loan growth of 4.5% for the first quarter. Additionally, given the Company’s solid capital position and earnings levels, we instituted a quarterly common share dividend on April 1, 2022, as a return of profits to our shareholders. I continue to be excited about the future of our franchise.”

Total assets were $1.41 billion at March 31, 2022. The loan portfolio increased $45.4 million, or 4.5%, during the first quarter to $1.05 billion at March 31, 2022. Lower earning fed funds sold were reduced by $45.6 million during the quarter.

Net Interest Income and Average Earning Assets – Net interest income was $11.1 million for the first quarter of 2022, compared to $11.0 million for the fourth quarter of 2021, and $10.7 million for the first quarter of 2021. Net interest margin increased to 3.42% for the first quarter of 2022, compared with 3.32% for the fourth quarter of 2021, and decreased from 3.53% for the first quarter of 2021.

The yield on earning assets increased to 3.82% in the first quarter of 2022, compared to 3.71% in the fourth quarter of 2021, and decreased from 4.05% in the first quarter of 2021. Quarter over quarter, average loans increased $73.0 million to $1.03 billion, while lower yielding fed funds sold decreased $73.8 million. PPP loans averaged $605,000 and $3.5 million for the first quarter of 2022 and the fourth quarter of 2021, respectively. Compared to the prior year first quarter, average loans increased $64.2 million and investment securities increased $54.3 million, while lower yielding fed funds sold decreased $22.1 million. PPP loans averaged $21.1 million for the first quarter of 2021.

While the Federal Reserve recently increased the federal funds target rate by 25 basis points on March 16, 2022, the yield on earning assets for the first quarter of 2022 and for the 2021 fiscal year were negatively impacted by the low interest rate environment on the Bank’s fed funds sold, certain floating rate investment securities, loans with variable rate pricing features, and new loan originations, including PPP loans which carry a rate of 1.0%. The negative impact of low rates was offset by an increase in loan fee income discussed below.

Loan fee income can meaningfully impact net interest income, loan yields, and net interest margin. The amount of loan fee income included in total interest income was $324,000, $967,000, and $844,000 for the quarters ended March 31, 2022, December 31, 2021, and March 31, 2021, respectively. This represents 10 basis points, 29 basis points, and 28 basis points of yield on earning assets and net interest margin for the quarters ended March 31, 2022, December 31, 2021, and March 31, 2021, respectively. Loan fee income for the first quarter of 2022 included $45,000 in fees earned on PPP loans, compared to $261,000 in the fourth quarter of 2021, and $436,000 in the first quarter of 2021, which represents two basis points, eight basis points, and 14 basis points of earning asset yield and net interest margin for those quarters, respectively. At March 31, 2022, PPP loans totaled $180,000 with no significant unearned PPP origination fees remaining.

The cost of interest-bearing liabilities was unchanged at 0.53% for the first quarter of 2022, compared to the fourth quarter of 2021, and decreased from 0.68% in the first quarter of 2021. The cost of interest-bearing liabilities continued to benefit as a result of continued improvement in deposit mix, as well as the downward repricing of time deposits between periods. Time deposits declined $5.9 million during the first quarter of 2022 as approximately $55.0 million of time deposits with an average rate of 0.33% matured and redeemed or repriced at lower interest rates. During the first quarter of 2022, newly originated or renewed time deposits had an average rate of 0.26% and an average term of approximately 16 months.

As of March 31, 2022, time deposits comprised $260.1 million of the Company’s liabilities including $59.4 million with a current average rate of 0.29%, which reprice or mature in the second quarter of 2022. The following table denotes contractual time deposit maturities and average rates as of March 31, 2022:

Maturity Quarter	As of March 31, 2022 (in thousands)	Weighted Average Rate

Q2-2022	59,393	0.29
Q3-2022	38,562	0.34
Q4-2022	31,670	0.32
Q1-2023	38,631	0.44
Thereafter	91,808	0.86
Total time deposits	$260,064	0.52%

Provision and Allowance for Loan Losses – The allowance for loan losses to total loans was 1.16% at March 31, 2022, compared to 1.15% at December 31, 2021, and 1.30% at March 31, 2021.

Net loan charge-offs were $86,000 for the first quarter of 2022, compared to net loan charge-offs of $1.9 million for the fourth quarter of 2021, and net loan charge-offs of $38,000 for the first quarter of 2021. A provision for loan loss of $750,000, or $0.07 per common share after taxes, was recorded in the first quarter of 2022, compared to $500,000, or $0.05 per common share after taxes, in the fourth quarter of 2021, and compared to $350,000, or $0.04 per common share after taxes, in the first quarter of 2021. The 2022 and 2021 loan loss provisions were attributable to net loan charge-offs impacting historical loss percentages and growth trends within the portfolio during the quarters.

Non-interest Income and Expense – Non-interest income for the first quarter of 2022 increased $461,000 to $2.2 million, compared with $1.8 million for the fourth quarter of 2021, and $354,000 compared with $1.9 million for the first quarter of 2021. The increase for the first quarter of 2022 was primarily related to a $163,000 gain on the sale of premises held for sale. Non-interest expense was $8.0 million for the first quarter of 2022, the fourth quarter of 2021, and the first quarter of 2021. Salaries and benefits represent our most significant non-interest expense. Salaries and benefits expense decreased $37,000 from the fourth quarter of 2021 and increased $82,000 from the first quarter of 2021. These fluctuations are generally driven by changes in FTEs during each period. Given current market conditions, we expect inflationary pressure to impact salaries and benefits in the range of four to five percent in 2022 as we compete for talent and administer our wage and benefit programs.

About Limestone Bancorp, Inc.

Limestone Bancorp, Inc. (NASDAQ: LMST) is a Louisville, Kentucky-based bank holding company which operates banking centers in 14 counties through its wholly-owned subsidiary Limestone Bank. The Bank’s markets include metropolitan Louisville in Jefferson County and the surrounding counties of Bullitt and Henry and extend south along the Interstate 65 corridor. The Bank serves south central, southern, and western Kentucky from banking centers in Barren, Butler, Daviess, Edmonson, Green, Hardin, Hart, Ohio, and Warren counties. The Bank also has banking centers in Lexington, Kentucky, the second largest city in the state, and Frankfort, Kentucky, the state capital. Limestone Bank is a traditional community bank with a wide range of personal and business banking products and services.

Forward-Looking Statements

Statements in this press release relating to Limestone Bancorp’s plans, objectives, expectations or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “may,” “should,” “anticipate,” “estimate,” “expect,” “intend,” “objective,” “possible,” “seek,” “plan,” “strive” or similar words, or negatives of these words, identify forward-looking statements that involve risks and uncertainties. Although the Company's management believes the assumptions underlying the forward-looking statements contained herein are reasonable, any of these assumptions could be inaccurate. Therefore, there can be no assurance the forward-looking statements included herein will prove to be accurate. Factors that could cause actual results to differ from those discussed in forward-looking statements include, but are not limited to: the impact and duration of the COVID-19 pandemic; economic conditions both generally and more specifically in the markets in which the Company and its subsidiaries operate; competition for the Company's customers from other providers of financial services; government legislation and regulation, which change from time to time and over which the Company has no control; changes in inflation and efforts to control it; changes in interest rates; material unforeseen changes in liquidity, results of operations, or financial condition of the Company's customers; and other risks detailed in the Company's filings with the Securities and Exchange Commission, all of which are difficult to predict and many of which are beyond the control of the Company. See Risk Factors outlined in the Company's Form 10-K for the year ended December 31, 2021.

Additional Information

Unaudited supplemental financial information for the first quarter ending March 31, 2022, follows.

LIMESTONE BANCORP, INC.
Unaudited Financial Information
(in thousands, except share and per share data)

	Three Months Ended
	3/31/22	3/31/21

Income Statement Data
Interest income	$12,427	$12,250
Interest expense	1,313	1,570
Net interest income	11,114	10,680
Provision for loan losses	750	350
Net interest income after provision	10,364	10,330

Service charges on deposit accounts	634	548
Bank card interchange fees	1,003	960
Bank owned life insurance income	202	165
Gain on sale of premises held for sale	163	—
Other	236	211
Non-interest income	2,238	1,884

Salaries & employee benefits	4,564	4,482
Occupancy and equipment	1,029	1,060
Professional fees	221	236
Marketing expense	133	182
FDIC insurance	90	135
Data processing expense	386	378
Deposit tax	99	90
Deposit account related expense	547	491
Communications expense	64	173
Insurance expense	105	104
Postage and delivery	163	152
Other	570	501
Non-interest expense	7,971	7,984

Income before income taxes	4,631	4,230
Income tax expense	1,052	1,008
Net income	3,579	3,222

Weighted average shares – Basic	7,614,382	7,575,211
Weighted average shares – Diluted	7,614,382	7,575,211

Basic earnings per common share	$0.47	$0.43
Diluted earnings per common share	$0.47	$0.43
Cash dividends declared per common share	$0.05	$0.00

Performance Ratios
Return on average assets	1.03%	0.99%
Return on average equity	11.07	11.11
Yield on average earning assets (tax equivalent)	3.82	4.05
Cost of interest-bearing liabilities	0.53	0.68
Net interest margin (tax equivalent)	3.42	3.53
Efficiency ratio[1]	59.70	63.55
Non-interest expense to average assets	2.30	2.46

LIMESTONE BANCORP, INC.
Unaudited Financial Information
(in thousands, except share and per share data)

	Three	Three	Three	Three	Three
	Months	Months	Months	Months	Months
	Ended	Ended	Ended	Ended	Ended
	3/31/22	12/31/21	9/30/21	6/30/21	3/31/21

Income Statement Data
Interest income	$12,427	$12,314	$12,975	$12,376	$12,250
Interest expense	1,313	1,307	1,354	1,462	1,570
Net interest income	11,114	11,007	11,621	10,914	10,680
Provision for loan losses	750	500	300	—	350
Net interest income after provision	10,364	10,507	11,321	10,914	10,330

Service charges on deposit accounts	634	605	583	520	548
Bank card interchange fees	1,003	1,039	1,044	1,073	960
Bank owned life insurance income	202	106	112	143	165
Gain on sale of OREO	—	—	—	191	—
Gain (loss) on sales and calls of securities, net	—	—	465	(5)	—
Gain on sale of premises held for sale	163	—	—	—	—
Other	236	234	232	213	211
Non-interest income	2,238	1,984	2,436	2,135	1,884

Salaries & employee benefits	4,564	4,601	4,582	4,467	4,482
Occupancy and equipment	1,029	978	1,024	979	1,060
Professional fees	221	251	219	246	236
Marketing expense	133	166	200	179	182
FDIC insurance	90	90	90	90	135
Data processing expense	386	379	378	377	378
Deposit tax	99	105	90	90	90
Deposit account related expense	547	566	545	556	491
Communications expense	64	161	153	194	173
Insurance expense	105	91	105	115	104
Postage and delivery	163	145	169	139	152
Other	570	450	495	522	501
Non-interest expense	7,971	7,983	8,050	7,954	7,984

Income before income taxes	4,631	4,508	5,707	5,095	4,230
Income tax expense	1,052	1,063	1,366	1,194	1,008
Net income	$3,579	$3,445	$4,341	$3,901	$3,222

Weighted average shares – Basic	7,614,382	7,597,256	7,602,686	7,597,202	7,575,211
Weighted average shares – Diluted	7,614,382	7,597,256	7,602,686	7,597,202	7,575,211

Basic earnings per common share	$0.47	$0.45	$0.57	$0.51	$0.43
Diluted earnings per common share	$0.47	$0.45	$0.57	$0.51	$0.43
Cash dividends declared per common share	$0.05	$0.00	$0.00	$0.00	$0.00

Performance Ratios
Return on average assets	1.03%	0.97%	1.26%	1.15%	0.99%
Return on average equity	11.07	10.51	13.61	12.89	11.11
Yield on average earning assets (tax equivalent)	3.82	3.71	4.03	3.91	4.05
Cost of interest-bearing liabilities	0.53	0.53	0.56	0.61	0.68
Net interest margin (tax equivalent)	3.42	3.32	3.61	3.45	3.53
Efficiency ratio[1]	59.70	61.45	59.23	60.93	63.55
Non-interest expense to average assets	2.30	2.25	2.33	2.34	2.46

LIMESTONE BANCORP, INC.
Unaudited Financial Information
(in thousands, except share and per share data)

	As of
	3/31/22	12/31/21	9/30/21	6/30/21	3/31/21

Assets
Loans	$1,047,285	$1,001,840	$968,088	$947,425	$978,865
Allowance for loan losses	(12,195)	(11,531)	(12,973)	(12,637)	(12,755)
Net loans	1,035,090	990,309	955,115	934,788	966,110
Securities held to maturity[2]	45,639	46,460	47,539	46,717	41,254
Securities available for sale[2]	204,071	214,213	203,548	182,154	177,690
Federal funds sold & interest-bearing deposits	22,040	67,110	44,909	75,536	74,047
Cash and due from financial institutions	10,009	10,493	13,579	9,584	9,800
Premises and equipment	23,043	21,575	21,623	21,912	20,405
Premises held for sale	—	310	980	980	1,035
Bank owned life insurance	30,643	23,946	23,845	23,738	23,601
FHLB Stock	5,116	5,116	5,116	5,449	5,810
Other real estate owned	—	—	—	—	1,765
Deferred taxes, net	22,648	21,583	22,161	23,452	24,992
Goodwill	6,252	6,252	6,252	6,252	6,252
Intangible assets	1,925	1,989	2,053	2,117	2,181
Accrued interest receivable and other assets	6,230	6,336	6,128	6,231	6,769
Total Assets	$1,412,706	$1,415,692	$1,352,848	$1,338,910	$1,361,711

Liabilities and Equity
Certificates of deposit	$260,064	$266,011	$280,545	$303,668	$355,309
Interest checking	274,054	287,208	239,923	216,344	211,322
Money market	216,845	217,943	198,470	191,773	180,137
Savings	166,135	163,423	163,018	160,257	151,340
Total interest-bearing deposits	917,098	934,585	881,956	872,042	898,108
Demand deposits	281,533	274,083	266,035	267,059	268,882
Total deposits	1,198,631	1,208,668	1,147,991	1,139,101	1,166,990
FHLB advances	30,000	20,000	20,000	20,000	20,613
Junior subordinated debentures	21,000	21,000	21,000	21,000	21,000
Subordinated capital note	25,000	25,000	25,000	25,000	25,000
Accrued interest payable and other liabilities	9,855	10,065	10,193	9,850	8,588
Total liabilities	1,284,486	1,284,733	1,224,184	1,214,951	1,242,191

Total stockholders’ equity	128,220	130,959	128,664	123,959	119,520
Total Liabilities and Stockholders’ Equity	$1,412,706	$1,415,692	$1,352,848	$1,338,910	$1,361,711

Ending shares outstanding	7,622,157	7,594,749	7,602,686	7,602,686	7,594,499
Book value per common share	$16.82	$17.24	$16.92	$16.30	$15.74
Tangible book value per common share[3]	15.75	16.16	15.83	15.20	14.63

LIMESTONE BANCORP, INC.
Unaudited Financial Information
(in thousands, except share and per share data)

	As of
	3/31/22	12/31/21	9/30/21	6/30/21	3/31/21
Average Balance Sheet Data
Assets	$1,407,030	$1,405,219	$1,369,372	$1,361,080	$1,316,878
Loans	1,028,546	955,516	952,567	961,922	964,353
Earning assets	1,326,234	1,322,821	1,284,188	1,275,363	1,230,610
Deposits	1,199,174	1,199,334	1,166,785	1,164,524	1,125,943
Long-term debt and advances	67,667	66,000	66,000	66,000	66,617
Interest bearing liabilities	996,710	982,132	954,007	956,172	941,342
Stockholders’ equity	131,097	129,998	126,556	121,386	117,663

Asset Quality Data
Nonaccrual loans	$3,447	$3,124	$1,627	$1,530	$1,996
Troubled debt restructurings on accrual	333	340	561	390	399
Loan 90 days or more past due still on accrual	—	—	—	—	—
Total non-performing loans	3,780	3,464	2,188	1,920	2,395
Real estate acquired through foreclosures	—	—	—	—	1,765
Other repossessed assets	—	—	—	—	—
Total non-performing assets	$3,780	$3,464	$2,188	$1,920	$4,160

Non-performing loans to total loans	0.36%	0.35%	0.23%	0.20%	0.24%
Non-performing assets to total assets	0.27	0.24	0.16	0.14	0.31
Allowance for loan losses to non-performing loans	322.62	332.88	592.92	658.18	532.57

Allowance for loan losses to total loans	1.16%	1.15%	1.34%	1.33%	1.30%

Loan Charge-off Data
Loans charged off	$(227)	$(2,246)	$(25)	$(178)	$(77)
Recoveries	141	304	61	60	39
Net (charge-offs) recoveries	$(86)	$(1,942)	$36	$(118)	$(38)

Loans by Risk Category[4]
Pass	$1,023,039	$977,962	$945,396	$913,753	$942,492
Watch	8,567	7,856	3,407	15,888	17,929
Special Mention	—	—	—	—	—
Substandard	15,679	16,022	19,285	17,784	18,444
Doubtful	—	—	—	—	—
Total	$1,047,285	$1,001,840	$968,088	$947,425	$978,865

Loans by Past Due Status
Past due loans:
30 – 59 days	$1,108	$556	$630	$181	$677
60 – 89 days	89	210	142	252	254
90 days or more	—	—	—	—	—
Nonaccrual loans	3,447	3,124	1,627	1,530	1,996
Total past due and nonaccrual loans	$4,644	$3,890	$2,399	$1,963	$2,927

LIMESTONE BANCORP, INC.
Unaudited Financial Information
(in thousands, except share and per share data)

	As of
	3/31/22	12/31/21	9/30/21	6/30/21	3/31/21
Risk-based Capital Ratios - Company
Tier I leverage ratio	9.38%	9.14%	9.39%	8.70%	8.59%
Common equity Tier I risk-based capital ratio	8.93	9.00	9.37	9.48	8.96
Tier I risk-based capital ratio	10.19	10.38	10.86	10.63	10.00
Total risk-based capital ratio	13.12	13.41	14.13	14.09	13.42

Risk-based Capital Ratios – Limestone Bank
Tier I leverage ratio	11.20%	10.84%	10.96%	10.55%	10.44%
Common equity Tier I risk-based capital ratio	12.21	12.35	12.68	12.95	12.21
Tier I risk-based capital ratio	12.21	12.35	12.68	12.95	12.21
Total risk-based capital ratio	13.17	13.31	13.80	14.11	13.37

FTE employees, end of period	222	227	232	231	225

Footnotes:

(1) The efficiency ratio is a non-GAAP measure of expense control relative to revenue from net interest income and fee income. The efficiency ratio is calculated by dividing total non-interest expenses as determined under GAAP by net interest income and total non-interest income, but excluding from the calculation net gains on the sale of securities and expenses disclosed from time to time as non-recurring in nature. Management believes this provides a reasonable measure of primary banking expenses relative to primary banking revenue.

	Three Months Ended
	3/31/22	12/31/21	9/30/21	6/30/21	3/31/21
Efficiency Ratio	(in thousands)

Net interest income	$11,114	$11,007	$11,621	$10,914	$10,680
Non-interest income	2,238	1,984	2,436	2,135	1,884
Less: Net gain (loss) on securities	—	—	465	(5)	—
Revenue used for efficiency ratio	13,352	12,991	13,592	13,054	12,564
Non-interest expense	7,971	7,983	8,050	7,954	7,984

Efficiency ratio	59.70%	61.45%	59.23%	60.93%	63.55%

(2) Investment Securities – The following table sets forth the amortized cost and fair value of our securities portfolio at the dates indicated.

	March 31, 2022				December 31, 2021
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(dollars in thousands)
Securities available for sale
U.S. Government and federal agencies	$26,952	$—	$(1,196)	$25,756	$26,075	$301	$(133)	$26,243
Agency mortgage-backed residential	90,589	177	(5,097)	85,669	93,650	1,339	(970)	94,019
Collateralized loan obligations	48,221	—	(297)	47,924	50,227	—	(78)	50,149
Corporate bonds	45,453	221	(952)	44,722	43,432	572	(202)	43,802
Total available for sale	$211,215	$398	$(7,542)	$204,071	$213,384	$2,212	$(1,383)	$214,213
	Amortized Cost	Gross Unrecognized Gains	Gross Unrecognized Losses	Fair Value	Amortized Cost	Gross Unrecognized Gains	Gross Unrecognized Losses	Fair Value
	(dollars in thousands)
Securities held to maturity
State and municipal	$45,639	$24	$(4,873)	$40,790	$46,460	$158	$(338)	$46,280
Total held to maturity	$45,639	$24	$(4,873)	$40,790	$46,460	$158	$(338)	$46,280

(3) Tangible book value per common share is a non-GAAP financial measure derived from GAAP based amounts. Tangible book value per common share is calculated by excluding the balance of goodwill and other intangible assets from common stockholders’ equity. Tangible book value per common share is calculated by dividing tangible common equity by common shares outstanding, as compared to book value per common share, which is calculated by dividing common stockholders’ equity by common shares outstanding. Management believes this is consistent with bank regulatory agency treatment, which excludes goodwill and other intangible assets from the calculation of risk-based capital.

	As of
	3/31/22	12/31/21	9/30/21	6/30/21	3/31/21
Tangible Book Value Per Share	(in thousands, except share and per share data)

Common stockholders’ equity	$128,220	$130,959	$128,664	$123,959	$119,520
Less: Goodwill	6,252	6,252	6,252	6,252	6,252
Less: Intangible assets	1,925	1,989	2,053	2,117	2,181
Tangible common equity	120,043	122,718	120,359	115,590	111,087

Shares outstanding	7,622,157	7,594,749	7,602,686	7,602,686	7,594,499
Tangible book value per common share	$15.75	$16.16	$15.83	$15.20	$14.63
Book value per common share	16.82	17.24	16.92	16.30	15.74

(4) Loans by Risk Category reflect management’s risk ratings based on categories aligned with the bank regulatory definitions.

Contacts

John T. Taylor
Chief Executive Officer
(502) 499-4800